                       CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in Registration Statement No. 33-85736 on Form S-4 dated March 21, 1995, No. 33-60513 on Form S-8 dated June 23, 1995, No. 33-98246 on Form S-8 dated August 17, 1994, and No. 33-80030 on
Form S-3 dated June 20, 1994, of our report dated June 9, 1995, on the financial statements of Oak Valley Dialysis Clinic, Inc. for the year ended December 31, 1994 included in the Form 8-K of Vivra Incorporated filed with the Securities and Exchange Commission.



                                        /s/ Iacopi, Lenz & Company
                                            IACOPI, LENZ & COMPANY
                                            Accountancy Corporation

Stockton, California
August 1, 1995